SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2017

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 17, 2017, RGC Resources, Inc. (the "Company") issued a press release announcing that its Board of Directors approved a three-for-two stock split of the Company's issued and outstanding common stock, par value $5.00 per share (the "Common Stock"), to be effected in the form of a stock dividend (the "Stock Split"). Shareholders of record as of the close of business on February 15, 2017, the record date, will receive one additional share of Common Stock for every two shares of Common Stock owned. The shares issued as a result of the Stock Split will be distributed to shareholders of record on or about March 1, 2017. As a result of the Stock Split, the total number of shares of Common Stock outstanding will increase from approximately 4.8 million shares to approximately 7.2 million shares.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press Release issued by RGC Resources, Inc., dated January 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: January 18, 2017	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO